Exhibit 99.2

GRAND DESIGN RV, LLC

FINANCIAL STATEMENTS
December 31, 2015, 2014 and 2013

GRAND DESIGN RV, LLC
Middlebury, Indiana

FINANCIAL STATEMENTS
December 31, 2015, 2014 and 2013

INDEPENDENT AUDITOR'S REPORT

Members
Grand Design RV, LLC
Middlebury, Indiana

Report on the Financial Statements

We have audited the accompanying financial statements of Grand Design RV, LLC, which comprise the balance sheets as of December 31, 2015, 2014 and 2013, and the related statements of income and members’ equity (deficit) and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grand Design RV, LLC as of December 31, 2015, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As noted in Note 8, on November 8, 2016, the Company was acquired by Winnebago Industries, Inc.

As a result of this acquisition, the Company is required to prepare financial statements that conform as to form and content with Regulation S-X of the Securities and Exchange Commission (“SEC”) so that these can be filed by Winnebago Industries, Inc. to comply with requirements of the SEC. As a result, the Company is required to adopt Accounting Series Release No. 268, Presentation in Financial Statements of “Redeemable Preferred Stocks”, related to its redeemable membership interests. The Company previously issued financial statements for 2014 and 2015 which were not required to comply with Regulation S-X.

Our opinion is not modified with respect to these matters.

Crowe Horwath LLP
South Bend, Indiana
January 13, 2017

GRAND DESIGN RV, LLC
BALANCE SHEETS
December 31, 2015, 2014 and 2013

	2015	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$16,464,419	$—	$—
Accounts receivable, net	17,146,031	13,914,160	6,977,827
Vendor rebates receivable	1,158,694	672,501	337,132
Inventories	9,821,561	8,725,499	5,476,333
Prepaid expenses and other current assets	1,429,742	1,055,836	706,408
Total current assets	46,020,447	24,367,996	13,497,700

Property, plant and equipment
Land improvements	184,906	163,626	94,421
Buildings and improvements	2,092,721	2,053,952	615,934
Machinery and equipment	2,209,915	1,363,752	729,222
Vehicles	179,187	74,847	53,303
Office equipment	516,552	401,502	202,808
Construction in progress	2,875,987	88,816	520,924
	8,059,268	4,146,495	2,216,612
Less accumulated depreciation	(1,162,191)	(559,951)	(150,506)
	6,897,077	3,586,544	2,066,106

	$52,917,524	$27,954,540	$15,563,806

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities
Checks in excess of bank balance	$—	$3,286,260	$1,777,722
Revolving line of credit	—	80,145	353,378
Accounts payable	1,785,507	1,501,110	1,203,890
Accrued payroll and related benefits	2,886,446	1,128,278	503,574
Accrued dealer incentives	3,407,314	1,460,296	742,908
Accrued warranty	9,008,217	5,847,131	2,096,238
Other current liabilities	755,178	615,726	285,431
Total current liabilities	17,842,662	13,918,946	6,963,141

Redeemable member units	80,000,000	80,000,000	—

Members' equity (deficit)	(44,925,138)	(65,964,406)	8,600,665

	$52,917,524	$27,954,540	$15,563,806

See accompanying notes to financial statements.

GRAND DESIGN RV, LLC
STATEMENTS OF INCOME AND MEMBERS' EQUITY (DEFICIT)
Years ended December 31, 2015, 2014 and 2013

	2015	2014	2013
Net sales	$335,364,288	$237,490,714	$84,892,738

Cost of goods sold	278,024,364	205,175,263	74,387,375

Gross margin	57,339,924	32,315,451	10,505,363

Selling expenses	9,951,522	6,506,767	2,737,544
General and administrative expenses	9,152,774	6,172,851	2,003,027
	19,104,296	12,679,618	4,740,571

Income before other expenses (income)	38,235,628	19,635,833	5,764,792

Other expenses (income)
Interest expense	435	66,267	24,359
Other expense (income), net	(4,075)	34,534	(260)
	(3,640)	100,801	24,099

Net income	38,239,268	19,535,032	5,740,693

Members' equity (deficit) at beginning of year	(65,964,406)	8,600,665	2,859,972

Recharacterization of member units to include redemption feature (see Note 7)	—	(80,000,000)	—

Less members' distributions	17,200,000	14,100,103	—

Members' equity (deficit) at end of year	$(44,925,138)	$(65,964,406)	$8,600,665

See accompanying notes to financial statements.

GRAND DESIGN RV, LLC
STATEMENTS OF CASH FLOWS
Years ended December 31, 2015, 2014 and 2013

	2015	2014	2013
Cash flows from operating activities
Net income	$38,239,268	$19,535,032	$5,740,693
Adjustment to reconcile net income to net cash from operating activities
Depreciation	602,240	409,444	145,818
Provision for bad debts	24,000	24,000	—
Provision for repurchase obligations	162,078	114,429	63,941
Changes in operating assets and liabilities:
Accounts receivable	(3,255,871)	(6,960,333)	(6,977,827)
Vendor rebates receivable	(486,193)	(335,369)	(337,132)
Inventories	(1,096,062)	(3,249,166)	(4,675,917)
Prepaids expenses and other current assets	(373,906)	(349,428)	(517,333)
Checks in excess of bank balance	(3,286,260)	1,508,538	1,777,722
Accounts payable	284,397	297,220	552,163
Accrued payroll and related benefits	1,758,168	624,704	458,441
Accrued dealer incentives	1,947,018	717,388	742,908
Accrued warranty	3,161,086	3,750,893	2,096,238
Other current liabilities	(22,626)	215,866	169,640
Net cash from operating activities	37,657,337	16,303,218	(760,645)

Cash flows from investing activities
Purchase of property, plant and equipment	(3,912,773)	(1,929,882)	(1,541,717)
Net cash from investing activities	(3,912,773)	(1,929,882)	(1,541,717)

Cash flows from financing activities
Members’ distributions	(17,200,000)	(14,100,103)	—
Net proceeds from revolving line of credit	(80,145)	(273,233)	353,378
Net cash from financing activities	(17,280,145)	(14,373,336)	353,378

Net change in cash and cash equivalents	16,464,419	—	(1,948,984)

Cash and cash equivalents at beginning of year	—	—	1,948,984

Cash and cash equivalents at end of year	$16,464,419	$—	$—

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$435	$66,267	$24,359

See accompanying notes to financial statements.

GRAND DESIGN RV, LLC
NOTES TO FINANCIAL STATEMENTS
Years ended December 31, 2015, 2014 and 2013

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations: Grand Design RV, LLC (the “Company”) is a manufacturer of towable recreational vehicles. The Company has manufacturing facilities in Middlebury, Indiana and sells its units in the United States and Canada through an independent dealer network.

Use of Estimates in Preparation of Financial Statements: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Significant estimates in the accompanying financial statements include: allowance for doubtful accounts, valuation of inventories, accrued warranty, and reserves for contingent liabilities under repurchase agreements. Actual results may differ from the estimates.

Cash and Cash Equivalents: The Company maintains its cash primarily at one financial institution, which at times may exceed federally insured limits. All investments, with an original maturity date of three months or less are included in cash and cash equivalents.

Accounts Receivable: The Company accounts for trade receivables based on the amounts billed to customers. Past due receivables are determined based on due date. The Company does not charge interest on its trade receivables.

Allowance for Doubtful Accounts: The allowance for doubtful accounts is determined by management based on the Company's historical losses, specific customer circumstances and general economic conditions. Periodically, management reviews accounts receivable and records an allowance for specific customers based on customer circumstances, with the receivable to be charged off against the allowance when all attempts to collect the receivable have failed. Management determined the allowance for doubtful accounts at December 31, 2015, 2014 and 2013 was $48,000, $24,000 and $0, respectively.

Inventories: Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property, Plant and Equipment: Property, plant and equipment are stated at cost less accumulated depreciation. Repairs and maintenance are expensed as incurred. Depreciation is provided using the straight-line method over their estimated useful lives as follows:

Buildings and improvements	3 to 15 years
Machinery and equipment	3 to 15 years
Vehicles	5 years
Office equipment	3 to 7 years

Property, plant and equipment is evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis) from an asset over its anticipated holding period is less than its net book value. Management determined there was no impairment on these assets at December 31, 2015, 2014 and 2013.

Members’ Equity that includes Redemption Feature: Accounting Series Release No. 268, Presentation in Financial Statements of “Redeemable Preferred Stocks”, requires the redemption value, as defined, of members’ equity with redemption features that are not solely within the control of the Company to be stated separately from permanent members’ equity. See Note 7.

GRAND DESIGN RV, LLC
NOTES TO FINANCIAL STATEMENTS - Continued
Years ended December 31, 2015, 2014 and 2013

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition: The Company generally manufactures products based on specific orders from its customers. Further, the Company receives written or verbal approval for payment from customer floorplan financing institutions prior to shipment. Shipments are generally made by common carrier or picked up by its customers after receiving authorization from the customer. Revenue is recognized upon pick up by the common carrier or customer.

Delivery Revenue and Expense: The Company reports amounts billed to customers for delivery services in net sales. The costs of these services are included in cost of goods sold.

Accrued Dealer Incentives and Advertising Costs: The Company has certain dealer incentive programs related to specific products with dealer retail sale by a specified date and dealer holding costs. Estimated costs related to dealer sales incentives are accrued as a reduction of net sales at the date products are retail sold. Advertising costs, which consist primarily of tradeshows, are expensed as incurred, and were $683,199, $531,095 and $233,994 during 2015, 2014 and 2013, respectively.

Income Taxes and Allocation of Company Profits and Losses:  The operating agreement of the Company provides that the Company’s net income or loss for each year is allocated to its members in accordance with the terms of the agreement.  Since the Company’s net income is allocated to its members, there is no income tax provision or liability for federal and state income taxes in the financial statements.

The Company is subject to federal and multistate tax jurisdictions.  The Company is subject to possible income tax examination by tax authorities for open tax years from 2012 through 2015.

The Company accounts for uncertain tax positions if it is more likely than not the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recorded is the largest amount that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Based on the Company's analysis of the “more likely than not” tax positions there has been no liability recorded for uncertain tax positions.  The Company does not expect the total amount of uncertain tax positions to significantly change in the next twelve months.

The Company would recognize interest and penalties related to unrecognized tax benefits in interest and income tax expense, respectively.  The Company has no amounts accrued for interest or penalties as of December 31, 2015, 2014 and 2013.

New Accounting Pronouncements: In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which specifies how and when to recognize revenue as well as providing informative, relevant disclosures. In August 2015, the FASB deferred the effective date of this standard by one year, which would become effective retrospectively or on a modified retrospective basis for public companies for fiscal years beginning after December 15, 2017. For nonpublic entities, the updated standard is effective for annual reporting periods beginning after December 15, 2018. In connection with the sale of the Company as described in Note 8, the Company will review with management of Winnebago Industries, Inc. the impact of adopting this pronouncement on its financial results.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires an entity to recognize both assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The new standard is effective retrospectively or on a modified retrospective basis for public companies for fiscal years beginning after December 15, 2018. For nonpublic entities, the standard is effective for annual reporting periods beginning after December 15, 2019. In connection with the sale of the Company as described in Note 8, the Company will review with management of Winnebago Industries, Inc. the impact of adopting this pronouncement on its financial results.

GRAND DESIGN RV, LLC
NOTES TO FINANCIAL STATEMENTS - Continued
Years ended December 31, 2015, 2014 and 2013

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330), which requires inventory measured using any method other than last-in, first-out (“LIFO”) or the retail inventory method to be subsequently measured at the lower of cost or net realizable value, rather than at the lower of cost or market. Under this ASU, subsequent measurement of inventory using the LIFO and retail inventory method is unchanged. ASU 2015-11 will become effective prospectively for public companies for fiscal years beginning after December 15, 2016. For nonpublic entities, the standard is effective for fiscal years beginning after December 15, 2017. In connection with the sale of the Company as described in Note 8, the Company will review with management of Winnebago Industries, Inc. the impact of adopting this pronouncement on its financial results.

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments (Topic 230), which provides guidance for eight specific cash flow issues with the objective of reducing the existing diversity in practice. ASU 2016-15 is effective retrospectively for public companies for annual reporting periods beginning after December 15, 2017. For nonpublic entities, the standard is effective for fiscal years beginning after December 15, 2018. In connection with the sale of the Company as described in Note 8, the Company will review with management of Winnebago Industries, Inc. the impact of adopting this pronouncement on its financial results.

There are no other new accounting pronouncements that are expected to have a significant impact on the Company’s financial statements.

NOTE 2 - INVENTORIES

Inventories consist of the following:

	2015	2014	2013
Raw materials	$8,221,948	$7,384,403	$3,953,856
Work in process	1,258,270	1,140,834	545,995
Finished goods	341,343	200,262	976,482
	$9,821,561	$8,725,499	$5,476,333

NOTE 3 - PRODUCT WARRANTY

The Company provides a limited warranty covering defects in material or workmanship of its products for a period of one year from the date of retail sale and a three year limited warranty for structural defects. The Company records a liability based on estimated amounts necessary to settle future and existing claims on products sold as of the balance sheet date. Factors used in estimating the warranty liability include a history of units sold, existing dealer inventory, average cost incurred and a profile of the distribution of warranty expenditures over the warranty period. Estimates are adjusted as required to reflect actual costs incurred, as information becomes available.

The activity for accrued warranty for the years ended December 31, 2015, 2014 and 2013 is as follows:

	2015	2014	2013
Balance at beginning of year	$5,847,131	$2,096,238	$—
Warranty expense	9,796,754	7,097,650	2,574,758
Claims paid	(6,635,668)	(3,346,757)	(478,520)

Balance at end of year	$9,008,217	$5,847,131	$2,096,238

GRAND DESIGN RV, LLC
NOTES TO FINANCIAL STATEMENTS - Continued
Years ended December 31, 2015, 2014 and 2013

NOTE 4 - REVOLVING LINE OF CREDIT

At December 31, 2015, the Company has a revolving line of credit agreement through December 31, 2017 that provides for borrowings up to $20,000,000 that are secured by substantially all assets of the Company. Interest on outstanding borrowings under the revolving line of credit are payable monthly at the 1-month LIBOR plus 2.50% (2.86%, 2.66% and 2.67% at December 31, 2015, 2014 and 2013). The agreement contains restrictive covenants relating to maintenance of total debt to tangible net worth ratio as well as minimum net worth, as defined. At December 31, 2015, 2014 and 2013, the Company was in compliance with the credit agreements and any amendments thereto.

The Company classifies this debt as current in its balance sheet as the debt balance fluctuates as a result of working capital needs.

NOTE 5 - LEASE COMMITMENTS

The Company leases real estate from entities related by common ownership through 2024. The Company also leases equipment from unrelated parties. Future minimum lease payments are as follows:

	Related Party	Other	Total
2016	$941,667	$113,945	$1,055,612
2017	1,633,335	116,664	1,749,999
2018	1,800,000	58,332	1,858,332
2019	1,800,000	—	1,800,000
2020	1,800,000	—	1,800,000
Thereafter	9,574,000	—	9,574,000
	$17,549,002	$288,941	$17,837,943

Rent expense for the years ended December 31, 2015, 2014 and 2013 was $1,235,832, $1,006,705 and $438,831, respectively, including $900,000, $715,335 and $353,448, respectively, of rent expense to a related party.

NOTE 6 - CONTINGENCIES

Repurchase Agreements: The Company is contingently liable under terms of repurchase agreements with financial institutions providing inventory financing for retailers of their products. The terms of the repurchase obligations vary based upon the terms of the floor plan arrangements and require the Company to repurchase its product from the financial institutions in the event of dealer default. Such agreements are customary in the recreational vehicle industry. The estimated potential obligations under repurchase agreements approximated $141,000,000, $89,412,000 and $42,627,000 at December 31, 2015, 2014 and 2013, respectively. The risk of loss under such agreements is reduced by the resale value of the products repurchased and is spread over the Company’s numerous dealers.

There were no losses resulting from repurchase obligations for the years ended December 31, 2015, 2014 and 2013. The Company records the fair value of the repurchase reserve based on prior experience, known events and other significant inputs that are not observable in the market. The Company recorded repurchase liabilities of $340,445, $162,078 and $63,941 at December 31, 2015, 2014 and 2013, respectively, which is included in other current liabilities in the balance sheets.

GRAND DESIGN RV, LLC
NOTES TO FINANCIAL STATEMENTS - Continued
Years ended December 31, 2015, 2014 and 2013

NOTE 6 - CONTINGENCIES (Continued)

Partially Self-Insured Group Health Plan: During 2015, the Company implemented a partially self-insured health insurance program that covers eligible employees and dependents’ medical care costs. The Plan provides for the Company to pay all health care claims up to $100,000 per individual per policy year. In addition, the Company’s liability is limited to an annual aggregate limit of approximately $2,100,000. Prior to 2015, the Company paid premiums to a fully funded external group health plan. Total group health insurance expense for the years ended December 31, 2015, 2014 and 2013 was $784,199, $1,017,152 and $0, respectively. Management does not anticipate any significant losses for claims that were incurred during 2015.

Partially Self-Insured Worker’s Compensation Plan: During 2015, the Company implemented a partial self-insured worker's compensation plan which provides for certain specific stop loss coverage. The plan provides for the Company to pay all worker compensation claims up to $250,000 per individual per policy year. The Company's does not have an aggregate limit on its total worker’s compensation exposure. Prior to 2015, the Company paid premiums to a fully funded external worker’s compensation plan. Total worker's compensation expense for the years ended December 31, 2015, 2014 and 2013 was $750,097, $667,270 and $0, respectively. Management does not anticipate any significant losses for claims that were incurred during 2015.

Litigation: The Company is involved in various warranty and product liability matters which are ordinary, routine proceedings inherent to the industry.  Management believes that any liability which may result from these matters will not be significant.

NOTE 7 - MEMBERS' EQUITY AND REDEEMABLE MEMBER UNITS

Grand Design RV, LLC was formed in 2012, as a Limited Liability Company under State of Indiana statutes, with initial sales incurring in January 2013. On November 19, 2014, the Company amended its operating agreement (the “Amended and Restated Operating Agreement”) in connection with the Managing Members’ sale of 4,999,999.90 Class A Units to new members (“New Members”).   At December 31, 2015 and 2014, the Company has authorized and issued 5,000,000.10 of Common Units held by the Managing Members, and 4,999,999.90 Class A Units held by New Members. The Common Units and Class A Units have certain rights and obligations as more fully described in the Amended and Restated Operating Agreement, including, but not limited to voting, distribution and liquidation rights. With respect to voting, the Common Units and Class A Units vote in proportion to ownership without respect to class, except for certain consent rights, as defined. Finally, the Class A Units retain certain redemption rights, as defined, which are exercisable on November 19, 2021. The redemption price is equal to the greater of fair market value or the original issue price of $16 per unit totaling $80,000,000; plus a preferred return of 7.5%, payable at redemption.

Under Accounting Series Release No. 268, Presentation in Financial Statements of “Redeemable Preferred Stocks” (“ASR 268”), with respect to financial statements filed with the Securities and Exchange Commission, the redemption rights attained by the New Members require that the member units acquired be stated separately from permanent members’ equity and included in the balance sheet as redeemable member units. The value ascribed to the redeemable member units is equal to the fair value of the Class A Units purchased by the New Members from the Managing Members on November 19, 2014 which totaled $80,000,000. Under the guidance of ASR 268, the Company has assessed that the amount is not subject to re-measurement as it believes it is not probable that the redemption will be exercised due to the likelihood of a liquidity event, as defined, occurring prior to the exercise date.

GRAND DESIGN RV, LLC
NOTES TO FINANCIAL STATEMENTS - Continued
Years ended December 31, 2015, 2014 and 2013

NOTE 7 - MEMBERS' EQUITY AND REDEEMABLE MEMBER UNITS (Continued)

Unit Incentive Plan: The Company maintains an Incentive Compensation Stock Tracking Unit Plan (the "Plan").  The Plan authorizes the granting of awards of up to 7.5% of the total outstanding value of the Common Units and Class A Units shares to key executives of the Company.  The Plan is administered by the Board of Managers of the Company, which can determine, at their discretion, the participants, granted units, and conditions of each award.  Outstanding awards issued under the Plan have been in the form of Stock Tracking Units (“STUs”).  The STUs vest immediately upon issuance.  STUs are not an ownership interest in the Company and they have no rights to vote or receive dividends or distributions other than Eligible Distributions, as defined. All rights under the STUs shall be forfeited and void if the holders employment with the Company terminates for any reason including as a result of death, disability, or retirement. The STUs are not transferable.

The holders of the STUs are entitled to receive payments from the Company upon the occurrence of an Eligible Distribution and upon the occurrence of a Sale of Business, as defined in the Plan.  Eligible Distributions will be recognized when they become probable. Payments to STUs resulting from the occurrence of a sale will be recognized as compensation expense when the event occurs.

During 2014, the Company granted STUs representing 7.5% of the total value of the outstanding Common Units and Class A Units shares. During 2015, an individual holder of 2% of the total 7.5% STU’s left the Company, and as a result, forfeited the STU’s.

NOTE 8 - SUBSEQUENT EVENTS

Management has analyzed the activities and transactions subsequent to December 31, 2015 to determine the need for any adjustments to or disclosures within the financial statements. Management has performed their analysis through January 13, 2017, the date the financial statements were available to be issued.

Effective November 8, 2016, 100% of the ownership interests of the Company was acquired by Winnebago Industries, Inc. for a purchase price of $520,649,000, which was comprised of $396,583,000 of cash and $124,066,000 of stock.

In connection with the sale of the Company, the following events occurred:

1.	The lease agreements with related parties were modified. Note 5 reflects such modified terms and future minimum lease payments accordingly.

2.	Subsequent to December 31, 2015, the holders of the STUs received distributions totaling $31,234,515 as defined by the Plan.

3.	The revolving line of credit agreement which is described in Note 4 was terminated.